EXHIBIT 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NEWBRIDGE MORTGAGE CORPORATION

Pursuant to Section 607.1007 of the Business Corporation Act of the State of Florida, the undersigned, being the President of Newbridge Mortgage Corporation (hereinafter the “Corporation”), a Florida corporation, and desiring to amend and restate its Articles of Incorporation, does hereby certify:

FIRST: Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on July 11, 2003, Document No. P03000076563.

SECOND: Amended and restated articles of incorporation were adopted by all of the directors and a majority of the holders of the voting stock of the Corporation pursuant to sections 607.0821 and 607.0704 of the Florida Business Corporation Act on July 25, 2007. The number of votes cast for the amendment to the Corporation’s Articles of Incorporation was sufficient for approval.

THIRD: The text of the Articles of Incorporation is hereby amended and restated as herein set forth in full and shall supersede the original Articles of Incorporation:

ARTICLE I:

NAME

The name of the Corporation is Newbridge Mortgage Corporation.

ARTICLE II:

DURATION

The term of existence of the Corporation is perpetual.

ARTICLE III:

PURPOSE

The Corporation may transact any and all lawful business for which corporations may be organized under the Florida Business Corporation Act.

ARTICLE IV:

PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is 1451 West Cypress Creek road, Suite 204, Fort Lauderdale, Florida 33309.

ARTICLE V:

CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 10,000,000 shares of common stock, $.0001 par value per share, and 1,000,000 shares of preferred stock, $.0001 par value. Series of preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

On the date of filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida, each issued and outstanding shares of the Corporation’s previously authorized common stock (the “Old Common Stock”) shall thereby and thereupon be reclassified and converted into 10,000 shares (the “New Common Stock”). Each certificate that represented shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, except that no fractional shares resulting from the combination shall be issued, any such fractional share to be converted to the right of the holder thereof to receive one share of New Common Stock.

The forward stock split as provided for in these Amended and Restated Articles of Incorporation of the Corporation is to be proportionate in nature, and will not affect the rights or preferences of the holders of any outstanding shares, or the percentage of authorized shares remaining unissued, as provided in Section 607.10025 of the Florida Business Corporation Act.

ARTICLE VI:

REGISTERED OFFICE AND AGENT

The street address of the Corporation’s registered office is 1451 West Cypress Creek Road, Suite 204, Fort Lauderdale, Florida 33309. The name of the Corporation’s registered agent at that office is Gregg J. Breitbart, Esq.

ARTICLE VII:

AFFILIATED TRANSACTIONS

The Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

ARTICLE VIII:

CONTROL SHARE ACQUISITIONS

The Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

ARTICLE IX:

INDEMNIFICATION

The Corporation shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law.

IN WITNESS WHERE OF, the undersigned has executed these Amended and Restated Articles of Incorporation this 25th day of July 2007.

/s/ James Phelps
James Phelps, President